Exhibit 99.1

A-TEAM RESOURCES SDN. BHD.

FINANCIAL STATEMENTS
FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.

Exhibit 99.1
REPORT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
A-TEAM RESOURCES SDN. BHD. (Company No. : 639284 - M)

We have audited the accompanying balance sheets of A-Team Resources Sdn. Bhd. as of 31st December 2011 and 31st December 2010, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A-Team Resources Sdn. Bhd. at 31st December 2011 and 31st December 2010, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

E. S. Lim & Co.
Chartered Accountants
Kuala Lumpur, Malaysia
31st May 2012

Page F - 1

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
BALANCE SHEETS AS AT 31 DECEMBER 2011
		2011	2010
	Note	USD	USD
ASSETS
Current assets
Cash and cash equivalents	3	23,992	-
Trade receivables	4	3,017,369	3,067,343
Other receivables	5	139,055	44,977
Tax refundable		-	36,401
Restricted cash	3	57,395	49,381

Total current assets		3,237,811	3,198,102

Non-current assets
Property, plant and equipment	6	83,905	156,634

Total non-current assets		83,905	156,634

TOTAL ASSETS		3,321,716	3,354,736

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Cash and cash equivalents	3	-	170,264
Trade payables	7	44,197	156,907
Other payables and accruals	8	298,534	292,930
Amount owing to Directors	9	133,027	65,388
Tax payable		90,739	-
Trade financing payables	10	335,671	859,730
Obligation under finance leases (short term)	11	24,433	32,709
Term loans (short term)	12	181,030	112,665

Total current liabilities		1,107,631	1,690,593

Non-current liabilities
Obligation under finance leases (long term)	11	54,921	83,804
Term loans (long term)	12	274,589	-
Total non-current liabilities		329,510	83,804

Total liabilities		1,437,141	1,774,397

Shareholders' equity
Share capital	13	583,107	583,107
Retained earning		1,195,010	839,332
Comprehensive income		106,458	157,900
Total shareholders' equity		1,884,575	1,580,339

TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES		3,321,716	3,354,736

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

Page F - 2

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
STATEMENTS OF INCOME FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011

		2011	2010
	Note	USD	USD

Revenue	14	6,932,545	4,994,706

Cost of revenue		(5,437,816)	(4,059,351)

Gross margin		1,494,729	935,355

Other income		16,599	30,719
Administration expenses		(570,964)	(402,970)
Selling and distribution expenses		(48,942)	(62,345)
Other expenses		(333,878)	(305,846)

Profit from operations		557,544	194,913
Finance costs	15	(73,919)	(101,992)

Profit before tax		483,625	92,921
Income tax expense	16	(127,947)	(21,531)

Net income after tax		355,678	71,390
Other comprehensive income -Translation (Loss)/Gain		(51,442)	155,439

Total comprehensive income		304,236	226,829

Earning per share :-
- Basic and diluted EPS (Note)		0.18	0.04
Weighted average number of Common Stock
- Basic and diluted		2,000,000	2,000,000
Note: Basic and diluted EPS are the same.
The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

Page F - 3

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
STATEMENT OF SHAREHOLDERS' EQUITY FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011

	Share capital	Comprehensive Income	Retained earnings	Total
	USD	USD	USD	USD
At 1 January 2010	583,107	2,461	767,942	1,353,510

Currency translation adjustment	-	155,439	-	155,439

Total comprehensive income for the financial year	-	-	71,390	71,390

At 31 December 2010	583,107	157,900	839,332	1,580,339

Currency translation adjustment	-	(51,442)	-	(51,442)

Total comprehensive income for the financial year	-	-	355,678	355,678

At 31 December 2011	583,107	106,458	1,195,010	1,884,575

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

Page F - 4

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
STATEMENT OF CASH FLOWS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011

	Note	2011 USD	2010 USD
CASH FLOW FROM OPERATING ACTIVITIES
Profit before tax		483,625	92,921
Adjustment for :
Depreciation		64,835	60,229
Bad debts written off		-	1,359
Waiver of non-trade liabilities		-	(4,468)
Net gain on disposal of property, plant and equipment		(11,364)	-
Trade and other receivables		(39,232)	(635,111)
Trade and other payables		(107,106)	5,199
Amount owing to Directors		67,639	(62,245)
Net income tax refunded/(paid)		-	(20,047)
Restricted cash		(8,014)	567,424
Net cash flow from operating activities		450,383	5,261
CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	6	(4,753)	(22,323)
Proceeds from disposal of property, plant and equipment		42,813	-

Net cash flow from/(used in) investing activities		38,060	(22,323)

CASH FLOW FROM FINANCING ACTIVITIES
Net repayments of trade financing payables		(524,059)	(253,783)
Term loans arising from rearrangement		567,519	112,665
Repayment of term loans		(263,497)	(975)
Repayment of finance leases		(68,968)	(24,471)
Interest paid		47,567	7,605
Net cash flow used in financing activities		(241,438)	(158,959)

NET INCREASE/(DECREASE ) IN CASH AND CASH EQUIVALENTS		247,005	(176,021)
Effect on exchange rate changes		(52,749)	142,520
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR		(170,264)	(136,763)
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	3	23,992	(170,264)

Supplemental disclosures of cash flow information
Net income tax paid		-	20,047
Interest paid		26,352	94,387
The accompanying notes form an integral part of the financial statements.

Page F - 5

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
1.	CORPORATE INFORMATION

A-Team Resources Sdn Bhd ("The Company") was incorporated under the Laws of Malaysia ACT 125, Companies Act, 1965 with the Companies Commission of Malaysia on the 10th of January 2004. The paid up capital was USD 29,155 (RM100,000) divided into 100,000 unit shares. The Company engages in marketing and trading of electrical appliances into local and overseas market which eventually will bring profit to the shareholders.

In 2004, the Company carried out the business at Lot 1774, Jalan Balakong, Bukit Belimbing, 43300 Seri Kembangan, Selangor Darul Ehsan, Malaysia. In 2005, the shareholders had increased the paid up capital to USD 116,621 (RM400,000) divided into 400,000 unit shares.

In 2006, the Company moved to Shah Alam, Selangor Darul Ehsan, Malaysia due to expansion. Now the Company is located at Telok Gong, Klang, Selangor Darul Ehsan, Malaysia with a paid-up capital of USD 583,107(RM2,000,000) divided into 2,000,000 unit shares.

The key management personnel is Mr. BB Ng who has never failed to yield wealth to the shareholders even in economical crisis. The Company will continue to maximize the return for the shareholders.

The registered office of the Company is located at No. 24A (Room 1), Jalan 21/19, SEA Park, 46300 Petaling Jaya, Selangor Darul Ehsan.

2.	SIGNIFICANT ACCOUNTING POLICIES
	2.1	(a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with U. S. generally accepted accounting principles ("US GAAP"). The accompanying financial statements may differ from the financial statements of the Company issued for statutory purposes since it may reflect certain adjustments not recorded in the Company's statutory accounting books which are appropriate to present the financial position, results of operations and cash flows under US GAAP.

(b) Use of Estimates

The preparation of the Company's financial statements in conformity with US GAAP, requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent assets and liabilities at the reporting date and the reported amounts of revenues and expenses during the reporting periods. The management makes these estimated using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Page F - 6

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.2	Property, Plant and Equipment
Property, plant and equipment is stated at costs. Depreciation are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:
%
Motor vehicles	10-20
Furniture and fittings	20
Office equipment	20-60
Mould	20
Renovation	20
2.3	Impairment of Non-Financial Assets

The Company evaluates all of its long-lived assets, such as motor vehicles, furniture and fittings, office equipment, mould, renovation and other intangibles, for impairment in accordance with ASC 360, Property, Plant and Equipment, when events or changes in circumstances warrant such a review. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an adjustment to fair value is required.

2.4	Cash and Cash Equivalents

Cash and cash equivalents consist of cash and bank balances, deposits with financial institutions, bank overdrafts and short-term highly liquid investments with a maturity of three months or less or that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

The Company's banking facilities are secured by deposits with financial institutions amounted to USD 57,395 (2010 : USD 49,381). These deposits are presented as "restricted cash" in the Company's balance sheet.

2.5	Economic and Political Risks
The Company's operations are conducted in Malaysia. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in Malaysia, and by general state of Malaysia economy.
2.6	Borrowing Costs
All borrowing costs are recognised in statement of income when incurred. Borrowing costs consist of interest and other costs that the Company incurred in connection with the borrowing of funds.

Page F - 7

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.7	Lease
	(a)	Finance Lease

Finance leases, which transfer to the Company substantially all the risks and rewards incidental to ownership of the leased item, are capitalised at the inception of the lease at the fair value of the leased asset or, if lower, at the present value of the minimum lease payments. Any initial direct costs are also added to the amount capitalised. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged to the statement of comprehensive income. Contingent rents, if any, are charged as expenses in the periods in which they are incurred.

Leased assets are depreciated over the estimated useful life of the asset. However, if there is no reasonable certainty that the Company will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life and the lease term.

	(b)	Operating Lease

Operating lease payments are recognised as an expense in statement of income on a straight-line basis over the lease term. The aggregate benefit of incentives provided by the lessor is amortised as a reduction of rental expense over the lease term on a straight-line basis.
2.8	Income Taxes
	(a)	Current Tax

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Current taxes are recognised in the statement of income except to the extent that the tax relates to items recognised outside the statement of income, either in other income or directly in equity.

	(b)	Deferred Tax

Deferred tax assets and liabilities are recognised for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognised in income in the period that includes the enactment date. The Company records a valuation allowance for deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realised.

Page F - 8

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.9	Foreign Currency
(a)	Functional and Presentation Currency

The financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates ie. Ringgit Malaysia ('RM') ('the functional currency'). However, the Company uses the US dollar as its reporting currency. Therefore, the financial statements of the Company are translated into USD in accordance with ASC 830, Foreign Currency Matters, using the current rate method. Assets and liabilities are translated at the rate of exchange prevailing at the balance sheet dates. Shareholders' equity was translated at the applicable historical rate. Revenue and expenses are translated at the yearly average rates of exchange. Translation gains and losses were included in accumulated other comprehensive income.
The principal closing rates used in the translated of foreign currency amounts are as follows :-
	2011	2010
	USD	USD

RM1- As at December 31	0.3153	0.3248
RM1- Average Rate	0.3200	0.3076

(b)	Transactions and Balances

Foreign currency transactions are accounted for at exchange rates ruling at the transaction dates. Foreign currency monetary assets and liabilities are translated at exchange rates ruling at the reporting date. Exchange differences arising from the translation of foreign currency monetary assets and liabilities are recognised in the statement of comprehensive income.
2.10	Contingent Liabilities

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognised because it is not probable that an outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

2.11	Revenue

The Company recognises its revenue in accordance with the ASC 605 Revenue Recognition which codified Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognised upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

Page F - 9

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.12	Inventories

Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. Inventories are written down if the estimated net realisable value is less than the recorded value. The Company did not have inventory during the reporting periods.

2.13	Earnings Per Share

Basic earnings per share (EPS) are computed by dividing net income by the weighted average number of shares of Common Stock outstanding during the year. Diluted earnings per share for the year are computed by dividing net income by the weighted average number of shares of Common Stock outstanding during the year plus the potential dilutive effects of outstanding convertible securities, shares not currently entitled to dividends, subscriptions, receivable, and other Common Stock rights of the Company. The Company's basic EPS and diluted EPS are the same since the Company did not have dilutive effects securities during the reporting periods.

2.14	Reclassification
Certain statuary reporting amounts have been reclassified to conform to the US GAAP presentation.
2.15	Provision for Doubtful Debts

An impairment loss is recognised when there is objective evidence that a financial asset is impaired. Management specifically reviews its receivables financial assets and analyses historical bad debts, customer concentrations, customer creditworthiness, current economic trends and changes in the customer payment terms when making a judgment to evaluate the adequacy of the allowance for impairment losses. Where there is objective evidence of impairment, the amount and timing of future cash flows are estimated based on historical loss experience for assets with similar credit risk characteristics. If the expectation is different from the estimation, such difference will impact the carrying value of receivables.

2.16	Fair Value Measurements and Disclosure

ASC 820 "Fair Value Measurements and Disclosures" codified SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". ASC 820 applies to all entities, transactions, and instruments that require or permit fair value measurements, with specific exceptions and qualifications. The Company is required to disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Page F - 10

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.17	Recent Pronouncements
(a)
Recently Implemented Standards

ASC 105, Generally Accepted Accounting Principles ("ASC 105") (formerly Statement of Financial Accounting Standards No.168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a replacement of FASB Statement No.162 ) reorganized by topic existing accounting and reporting guidance issued by the Financial Accounting Standards Board ("FASB") into a single source of authoritative generally accepted accounting principles ("GAAP") to be applied by nongovernmental entities. All guidance contained in the Accounting Standards Codification ("ASC") carries an equal level of authority. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Accordingly, all other accounting literature will be deemed "non-authoritative". ASC 105 is effective on a prospective basis for financial statements issued for interim and annual periods ending after September15, 2009. The Company has implemented the guidance included in ASC 105 as of July1, 2009. The implementation of this guidance changed the Company's references to GAAP authoritative guidance but did not impact the Company's financial position or results of operations.

ASC 855, Subsequent Events ("ASC 855") (formerly Statement of Financial Accounting Standards No.165, Subsequent Events) includes guidance that was issued by the FASB in May 2009, and is consistent with current auditing standards in defining a subsequent event. Additionally, the guidance provides for disclosure regarding the existence and timing of a company's evaluation of its subsequent events. ASC 855 defines two types of subsequent events, "recognized" and "non-recognized". Recognized subsequent events provide additional evidence about conditions that existed at the date of the balance sheet and are required to be reflected in the financial statements. Non-recognized subsequent events provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date and, therefore; are not required to be reflected in the financial statements. However, certain non-recognized subsequent events may require disclosure to prevent the financial statements from being misleading. This guidance was effective prospectively for interim or annual financial periods ending after June15, 2009. The Company implemented the guidance included in ASC 855 as of April1, 2009. The effect of implementing this guidance was not material to the Company's financial position or results of operations.

Page F - 11

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.17	Recent Pronouncements (Continued)
(a)
Recently Implemented Standards (Continued)

ASC 944, Financial Services - Insurance ("ASC 944") contains guidance that was previously issued by the FASB in May 2008 as Statement of Financial Accounting Standards No.163, Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No.60 that provides for changes to both the recognition and measurement of premium revenues and claim liabilities for financial guarantee insurance contracts that do not qualify as a derivative instrument in accordance with ASC 815, Derivatives and Hedging (formerly included under Statement of Financial Accounting Standards No.133, Accounting for Derivative Instruments and Hedging Activities). This financial guarantee insurance contract guidance also expands the disclosure requirements related to these contracts to include such items as a company's method of tracking insured financial obligations with credit deterioration, financial information about the insured financial obligations, and management's policies for placing and monitoring the insured financial obligations. ASC 944, as it relates to financial guarantee insurance contracts, was effective for fiscal years beginning after December15, 2008, except for certain disclosures related to the insured financial obligations, which were effective for the third quarter of 2008. The Company does not have financial guarantee insurance products, and, accordingly, the implementation of this portion of ASC 944 did not have an effect on the Company's results of operations or financial position.

ASC 805, Business Combinations ("ASC 805") (formerly included under Statement of Financial Accounting Standards No.141 (revised 2007), Business Combinations) contains guidance that was issued by the FASB in December 2007. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with certain exceptions. Additionally, the guidance requires changes to the accounting treatment of acquisition related items, including, among other items, transaction costs, contingent consideration, restructuring costs, indemnification assets and tax benefits. ASC 805 also provides for a substantial number of new disclosure requirements. ASC 805 also contains guidance that was formerly issued as FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies which was intended to provide additional guidance clarifying application issues regarding initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805 was effective for business combinations initiated on or after the first annual reporting period beginning after December15, 2008. The Company implemented this guidance effective January1, 2009. Implementing this guidance did not have an effect on the Company's financial position or results of operations; however it will likely have an impact on the Company's accounting for future business combinations, but the effect is dependent upon acquisitions, if any, that are made in the future.

Page F - 12

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.17	Recent Pronouncements (Continued)
(a)
Recently Implemented Standards (Continued)

ASC 810, Consolidation ("ASC 810") includes new guidance issued by the FASB in December 2007 governing the accounting for and reporting of noncontrolling interests (previously referred to as minority interests). This guidance established reporting requirements which include, among other things, that noncontrolling interests be reflected as a separate component of equity, not as a liability. It also requires that the interests of the parent and the noncontrolling interest be clearly identifiable. Additionally, increases and decreases in a parent's ownership interest that leave control intact shall be reflected as equity transactions, rather than step acquisitions or dilution gains or losses. This guidance also requires changes to the presentation of information in the financial statements and provides for additional disclosure requirements. ASC 810 was effective for fiscal years beginning on or after December15, 2008. The Company implemented this guidance as of January1, 2009. The effect of implementing this guidance was not material to the Company's financial position or results of operations.

ASC 825, Financial Instruments ("ASC 825") includes guidance which was issued in February 2007 by the FASB and was previously included under Statement of Financial Accounting Standards No.159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No.115. The related sections within ASC 825 permit a company to choose, at specified election dates, to measure at fair value certain eligible financial assets and liabilities that are not currently required to be measured at fair value. The specified election dates include, but are not limited to, the date when an entity first recognizes the item, when an entity enters into a firm commitment or when changes in the financial instrument causes it to no longer qualify for fair value accounting under a different accounting standard. An entity may elect the fair value option for eligible items that exist at the effective date. At that date, the difference between the carrying amounts and the fair values of eligible items for which the fair value option is elected should be recognized as a cumulative effect adjustment to the opening balance of retained earnings. The fair value option may be elected for each entire financial instrument, but need not be applied to all similar instruments. Once the fair value option has been elected, it is irrevocable. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. This guidance was effective as of the beginning of fiscal years that began after November15, 2007. The Company does not have eligible financial assets and liabilities, and, accordingly, the implementation of ASC 825 did not have an effect on the Company's results of operations or financial position.

Page F -13

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.17	Recent Pronouncements (Continued)
(a)
Recently Implemented Standards (Continued)

ASC 820, Fair Value Measurements and Disclosures ("ASC 820") (formerly included under Statement of Financial Accounting Standards No.157, Fair Value Measurements) includes guidance that was issued by the FASB in September 2006 that created a common definition of fair value to be used throughout generally accepted accounting principles. ASC 820 applies whenever other standards require or permit assets or liabilities to be measured at fair value, with certain exceptions. This guidance established a hierarchy for determining fair value which emphasizes the use of observable market data whenever available. It also required expanded disclosures which include the extent to which assets and liabilities are measured at fair value, the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. ASC 820 also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The emphasis of ASC 820 is that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between willing market participants, under current market conditions. ASC 820 also further clarifies the guidance to be considered when determining whether or not a transaction is orderly and clarifies the valuation of securities in markets that are not active. This guidance includes information related to a company's use of judgment, in addition to market information, in certain circumstances to value assets which have inactive markets.

Fair value guidance in ASC 820 was initially effective for fiscal years beginning after November15, 2007 and for interim periods within those fiscal years for financial assets and liabilities. The effective date of ASC 820 for all non-recurring fair value measurements of nonfinancial assets and nonfinancial liabilities was fiscal years beginning after November15, 2008. Guidance related to fair value measurements in an inactive market was effective in October 2008 and guidance related to orderly transactions under current market conditions was effective for interim and annual reporting periods ending after June15, 2009.

(b)
Recently Issued Standards

In June 2011, the Financial Accounting Standard Board ("FASB") issued Accounting Standard Update ("ASU") 2011-05, Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity. ASU 2011-05 will be effective for the Company beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material effect on its operating results or financial position. However, it will impact the presentation of comprehensive income.

Page F -14

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)
2.17	Recent Pronouncements (Continued)
(b)
Recently Issued Standards (Continued)

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRS"). ASU 2011-04 clarifies some existing concepts, eliminates wording differences between U.S. GAAP and IFRS, and in some limited cases, changes some principles to achieve convergence between U.S. GAAP and IFRS. ASU 2011-04 results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. ASU 2011-04 will be effective for the Company beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material effect on its operating results or financial position.

In April 2011, the FASB issued ASU 2011-03, Consideration of Effective Control on Repurchase Agreements, which deals with the accounting for repurchase agreements and other agreements that both entitle and obligate a transferor to repurchase or redeem financial assets before their maturity. ASU 2011-03 changes the rules for determining when these transactions should be accounted for as financings, as opposed to sales. The guidance in ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The adoption of ASU 2011-03 is not expected to have a material impact on the Company's financial condition or results of operation.

In April 2011, the FASB issued ASU 2011-02, "A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring", which clarifies when creditors should classify loan modifications as troubled debt restructurings. The guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructurings occurring on or after the beginning of the year. The guidance on measuring the impairment of a receivable restructured in a troubled debt restructuring is effective on a prospective basis. A provision in ASU 2011-02 also ends the FASB's deferral of the additional disclosures about troubled debt restructurings as required by ASU 2010-20. The adoption of ASU 2011-02 is not expected to have a material impact on the Company's financial condition or results of operations.

Page F -15

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
3.	CASH AND CASH EQUIVALENTS
(a) The fixed deposits with licensed banks bear interest rate at 3% (2010 : 3%) per annum.
(b) Cash and cash equivalents comprise of the following as at the end of the reporting period:

	2011	2010
	USD	USD

Cash and bank balances	13,807	7,285
Fixed deposits with licensed banks	67,580	49,381

	81,387	56,666
Less: Restricted cash	(57,395)	(49,381)
Bank overdrafts (Note)	-	(177,549)
	23,992	(170,264)

Note: The bank overdrafts for financial year ended 31st December 2010 bear interest ranging from 1.85 to 3.50 percentage point above the Central Bank's funding rate for the first three years and thereafter at 2.00 percentage point above lender's base lending rates. The bank overdrafts w ere secured by the following during the previous year:-
(i)	Pledged of fixed deposits of the Company;
(ii)	Guarantee from Credit Guarantee Corporation under Flexi Guarantee Scheme coverage of 70% on clean exposure;
(iii)	Assignment of key-man insurance by a Director of the Company; and
(iv)	Jointly and severally guaranteed by certain Directors of the Company.

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
4.	TRADE RECEIVABLES

	Note	2011 USD	2010 USD
Trade receivables
Third parties		1,819,683	1,194,059
Amount owing by a corporation in which a Director has financial interest	19	1,197,686	1,878,156

		3,017,369	3,072,215
Less: Allowance for impairment losses		-	(4,872)

Trade receivables, net		3,017,369	3,067,343

Allowance of impairment losses:
At 1 January		4,872	4,382
Written-off		(4,872)	-
Foreign currency translation reserve		-	490

At 31 December		-	4,872

Bad debts written-off during the year recognised in statement of income		-	1,359

Trade receivables are non-interest bearing and the normal credit terms range from 30 to 90 days (2010: 30 to 90 days) terms. Other credit terms are assessed and approved on a case-by-case basis.

The Company has no significant concentration of credit risk that arises from exposure to a single debtor or to groups of debtors.
5.	OTHER RECEIVABLES

	2011 USD	2010 USD

Other receivables	372	18,883
Deposits	25,302	26,065
Prepayments	113,381	29

	139,055	44,977

Page F - 17

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
6.	PROPERTY, PLANT AND EQUIPMENT

	Motor	Furniture and	Office
	vehicles	fittings	equipment	Mould	Renovation	Total
2011	USD	USD	USD	USD	USD	USD
COST
At the beginning of the year	244,455	64,181	88,597	4,352	81,688	483,273
Acquisition during the year	26,301	-	1,626	-	-	27,927
Disposal during the year	(81,825)	-	-	-	-	(81,825)
Foreign currency translation reserve	(7,153)	(1,878)	(2,592)	(127)	(2,390)	(14,140)

At the end of the year	181,778	62,303	87,631	4,225	79,298	415,235

ACCUMULATED DEPRECIATION
At the beginning of the year	156,612	47,569	63,374	4,316	54,768	326,639
Charge for the year	25,785	12,129	10,792	34	16,095	64,835
Disposal during the year	(50,376)	-	-	-	-	(50,376)
Foreign currency translation reserve	(4,222)	(1,570)	(2,012)	(126)	(1,838)	(9,768)

At the end of the year	127,799	58,128	72,154	4,224	69,025	331,330

NET BOOK VALUE
At the end of the year	53,979	4,175	15,477	1	10,273	83,905

Page F - 18

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
6.	PROPERTY, PLANT AND EQUIPMENT (Continued)

	Motor	Furniture and	Office
	vehicles	fittings	equipment	Mould	Renovation	Total
2010	USD	USD	USD	USD	USD	USD
COST
At the beginning of the year	187,923	56,375	73,604	3,914	64,705	386,521
Acquisition during the year	35,505	1,498	6,756	-	9,744	53,503
Foreign currency translation reserve	21,027	6,308	8,237	438	7,239	43,249

At the end of the year	244,455	64,181	88,597	4,352	81,688	483,273

ACCUMULATED DEPRECIATION
At the beginning of the year	120,799	33,095	44,190	3,850	34,636	236,570
Charge for the year	21,115	10,200	13,485	33	15,396	60,229
Foreign currency translation reserve	14,698	4,274	5,699	433	4,736	29,840

At the end of the year	156,612	47,569	63,374	4,316	54,768	326,639

NET BOOK VALUE
At the end of the year	87,843	16,612	25,223	36	26,920	156,634

Page F - 19

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
6.	PROPERTY, PLANT AND EQUIPMENT (Continued)
(a)

As at the balance sheet date, there were property, plant and equipment acquired under installment purchase plans for which there were outstanding installments. The net book value of these assets amounted to USD 53,978 (2010 : USD 87,843).

(b)	During the financial year, the Company acquired property, plant and equipment through the following arrangements:

		2011	2010
	Note	USD	USD

Total cost of property, plant and equipment		27,927	53,503

Less: Purchase consideration satisfied by obligation under finance leases	11	(23,174)	(31,180)

		4,753	22,323

7.	TRADE PAYABLES

		2011	2010
	Note	USD	USD

Trade payables		44,197	82,983
Amount owing to a corporation in which a Director has financial interest	19	-	73,924

		44,197	156,907

These amounts are non-interest bearing. Trade payables are normally settled on 30 to 90 days (2010 : 30 to 90 days) terms.
8.	OTHER PAYABLES AND ACCRUALS

	2011	2010
	USD	USD

Other payables	128,369	106,156
Accruals	170,165	186,774

	298,534	292,930

These amounts are non-interest bearing. Other payables are normally settled on an average terms of 6 months (2010: average terms of 6 months).
9.	AMOUNT OWING TO DIRECTORS
	Note	2011	2010
		USD	USD

Amount owing to directors	19	133,027	65,388

Page F - 20

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
10.	TRADE FINANCING PAYABLES

Trade financing payables for the financial year ended 31st December 2010 which bear interest at 2.0 percentage points above the lender's base lending rates provide by RCE Factoring Sdn. Bhd. and HSBC Bank Malaysia Berhad were secured as follows:-
	(i)	Pledged of fixed deposits of the Company;
	(ii)	Guaranteed by Credit Guarantee Corporation;
	(iii)	Jointly and severally guaranteed by the Directors of the Company; and
	(iv)	Corporate guarantee given by a third party corporation in which the Directors have financial interest.
Trade financing payables for the financial year ended 31st December 2011 which bear interest at 2.0 percentage points above the lender's base lending rates are secured as follows:-
	(i)	Acceptance of the Facility Offer Letter;
	(ii)	Execution of the Receivables Finance Agreement; and
	(iii)	Jointly and severally guaranteed by a Director of the Company and a third party.
Trade financing payables are normally settled on 30 to 90 days (2010 : 30 to 90 days) terms.
11.	OBLIGATION UNDER FINANCE LEASES

	2011	2010
	USD	USD
Minimum lease payments:
Not later than one (1) year	30,332	40,136
Later than one (1) year but not later than five (5) years	68,512	105,213

Total minimum lease payments	98,844	145,349
Less: Future interest charges	(19,490)	(28,836)

Present value of minimum lease payments	79,354	116,513

Repayable as follows:
Not later than one (1) year	24,433	32,709
Later than one (1) year and not later than five (5) years	54,921	83,804

	79,354	116,513

The effective rates implicit in the lease is range between 4.76% to 7.30% (2010 : 4.76% to 7.30%) per annum.

Page F - 21

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
12.	TERM LOANS

	2011	2010
	USD	USD
Current portion:
Not later than one (1) year	181,030	112,665

Non-current portion:
later than one (1) year and not later than two (2) years	194,788	-
later than two (2) years and not later than five (5) years	79,801	-
	274,589	-

	455,619	112,665

The term loans are provide by Standard Chartered Bank Malaysia Berhad and Alliance Bank Malaysia Berhad are secured by the following:-
Term loan I
(i)	Pledged of Company's fixed deposit;
(ii)	Debentures over the fixed and floating assets of the Company;
(iii)	Guarantee by Credit Guarantee Corporation (M) Berhad;
(iv)	Notice of assignment and receivables finance agreement; and
(v)	Joint and several guarantee by the Directors of the Company.
The interest rates and discount charge applicable to the facilities range between 1.00 to 3.75 percentage points above the lenders' base lending rates.
Term loan I is repayable by 60 equal monthly installment of USD1,941 (RM 5,976) per month.
Term loan II
(i)	Pledged of Company's fixed deposit;
(ii)	Guarantee by a third party corporation in which the Directors have financial interest;
(iii)	Notice of assignment and receivables finance agreement; and
(iv)	Joint and several guarantee by the Directors of the Company.
The interest rates to the facilities is fixed at 1.00 percentage points above the lenders' base lending rates.
Term loan II is repayable by 36 equal monthly installment of USD17,971 (RM 57,000) per month.

Page F - 22

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
13.	SHARE CAPITAL
	Number of ordinary
	shares of RM1 each		Amount
	2011	2010	2011	2010
			USD	USD
Authorised
At 1 January and 31 December	5,000,000	5,000,000	1,457,768	1,457,768

Issued and fully paid up
At 1 January and 31 December	2,000,000	2,000,000	583,107	583,107

The fully paid-up share capital of the Company and the related changes since its incorporation are as follows:-

Balance As Of	No. of shares	Par value RM	Consideration	USD	RM

January 10, 2004	2	1.00	Cash	1	2
March 5, 2004	100,000	1.00	Cash	29,155	100,000
February 19, 2005	400,000	1.00	Cash	116,621	400,000
September 12, 2006	1,000,000	1.00	Bonus issue	291,554	1,000,000
December 7, 2009	2,000,000	1.00	Cash	583,107	2,000,000

14.	REVENUE

	2011	2010
	USD	USD

Sale of goods - Third parties	6,932,545	4,994,706

15.	FINANCE COSTS

	2011	2010
Interest expense on:	USD	USD

Trade financing	21,754	58,992
Bank overdraft	4,598	35,395
Obligation under finance lease	8,635	6,630
Term loans	38,932	975

	73,919	101,992

Page F - 23

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
16.	INCOME TAX EXPENSE

	2011	2010
	USD	USD

Income tax expenses:
Estimated current tax	127,988	21,531
Overprovision in prior years	(41)	-

	127,947	21,531

A reconciliation of income tax expense applicable to the profit before tax at the applicable statutory income tax rate to income tax expense at the effective tax rate of the Company is as follows:

	2011	2010
	USD	USD

Profit before taxation	483,625	92,921

Tax at the applicable tax rate of :
- 20% on the first RM500,000 chargeable income	31,997	18,584
- 25% on the balance of the chargeable income	80,910	-
Tax effects of:
Expenses which are not deductible	16,497	7,446
Deferred tax liability not provided for	(1,416)	(4,499)
Overprovision in prior years in respect of income tax	(41)	-

	127,947	21,531

The Company has not recognised deferred tax liabilities due to its immateriality and the details are as follows :-

	2011	2010
	USD	USD
Deferred tax liabilities :-
Property, plant and equipment	1,147	17,665

Subject to the confirmation of the Inland Revenue Board, as at 31st December 2010, the Company has tax exempt income derived from Income Tax (Exemption) (No.12) Order 2002 of approximately USD 624,096 (2010 : USD 642,907) which enable the Company to distribute tax exempt dividends of the equivalent amount.
17.	DIRECTORS' REMUNERATION

	2011	2010
	USD	USD

Directors of the Company :-
- fees	19,198	18,916
- salaries	30,717	29,528
- other emoluments	3,686	9,218

Page F - 24

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
18.	CONTINGENT LIABILITIES

	Note	2011	2010
		USD	USD

Corporate guarantee given to a financial institution for facilities granted to a corporation as disclosed in Note 19 in which a Director has financial interest	19	415,943	123,578

There is no fixed maturity date for the corporate guarantee given to a financial institution and no income has been generated from the corporate guarantee given.

The Directors are of the view that the chances of the financial institutions to call upon the corporate guarantees are remote.

19.	RELATED PARTY TRANSACTIONS

In addition to the related party information disclosed elsewhere in the financial statements, the following significant transactions between the Company and related party took place at terms and conditions mutually agreed between the parties during the financial year:

	Note	2011	2010
		USD	USD
Transactions
Purchase of goods		5,315,415	3,146,480
Storage charges		44,782	274,709
Administrative expenses		159,985	-

Account balances as at 31 December
Trade receivables	4	1,197,686	1,878,156
Trade payables	7	-	(73,924)

Non-account balances as at 31 December
Contingent liability	18	415,943	123,578

The above disclosure relates to a Malaysia incorporated corporation, Total E&E Industries Sdn. Bhd. in which Mr. Ng Boon Bhoay owns 97.5% (2010: 97.5%) of the equity interest of that corporation.

Directors		2011	2010
	Note	USD	USD
Account balances as at 31 December
Amount owing to directors	9	133,027	65,388

Page F - 25

Exhibit 99.1
A-TEAM RESOURCES SDN. BHD.
NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2011
20.	COMMITMENTS
The Company leases office premises for its operations in Malaysia under operating leases. Rental expenses incurred under operating lease are as follows :-

	2011	2010
	USD	USD

Rental of premises	57,594	47,522

Future minimum rental payments under non-cancelable operating leases as at 31st December 2011 are approximately USD 52,023.
21.	SEGMENT REPORTING

The Company is currently operating in a single business segment as trader of electrical appliances. As such, there was no segment reporting prepared. In addition, the Company is operating in Malaysia only and there will have no geographic segment presentation.
22.	SUBSEQUENT EVENTS

The Company has evaluated all subsequent events through 31st May 2012, the date this financial statement was issued, and determined that, there were no subsequent events or transactions that require recognition or disclosures in the financial statements.

Page F - 26